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                          APACHE MEDICAL SYSTEMS, INC.
                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE


Contact: Karen Miller, Vice President Finance & CFO, (703) 847-1400 ext. 131.

APACHE MEDICAL SYSTEMS AND CERNER FINALIZE PURCHASE AGREEMENT ON APACHE'S CLINICAL OUTCOMES BUSINESS

MCLEAN, Va.--April 12, 2001--APACHE Medical Systems, Inc. (OTC Bulletin Board:
AMSI - news) today announced that it has signed a definitive purchase agreement with Cerner Corporation (NASDAQ:CERN - news) for the sale of substantially all of its assets and the assumption of certain liabilities relating to the APACHE clinical outcomes business. APACHE Medical Systems will receive approximately $3.6 million in the transaction and together with its own cash resources, the Company expects to have between $4.0 and $5.0 million on hand to pursue its new growth strategy.

APACHE Medical Systems recently announced it is moving in a new strategic direction with the acquisition of MetaContent, Inc. of Denver, CO, a company that develops and markets data management solutions for health care providers. With the assistance of MetaContent, APACHE Medical Systems intends to further pursue a strategy of developing one of the industry's leading technical infrastructures for financial and clinical applications, including medical coding.

The signing of a non-binding Letter of Intent with Cerner had been previously announced. The closing of the transaction, which is subject to approval of the Company's shareholders, is expected to occur immediately after the APACHE Medical Systems annual meeting. The date for such meeting will be set in the near future.

Violet Shaffer, President and COO, said, "APACHE clients and clinical outcomes staff are looking forward to being part of Cerner Corporation. We are excited about the prospects for APACHE products and services given Cerner's considerable expertise and position as the leading supplier of clinical and management information and knowledge systems to more than 1,550 healthcare organizations worldwide."

APACHE Medical Systems is in the clinical information, data management, and medical coding business and markets software that provides outcomes information for critical care, cardiovascular, and HIV/AIDS patients. MetaContent specializes in "mission critical" applications including database development, medical coding strategy and related consulting services. It has particular expertise in the application and use of clinical and financial standards.

Information about APACHE Medical Systems, Inc. can be accessed at www.apache-msi.com. Information about MetaContent is available at www.metacontent.net and www.hipaacode.com.

This release may contain forward-looking statements that involve a number of risks and uncertainties. It is important to note that the company's performance, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "believe," "expect," "will assist" and "anticipate," and similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: failure of the parties to consummate the proposed transactions, failure to achieve expected synergies; failure to obtain regulatory or shareholder approval; the Company's having sufficient


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sales and timely collections to meet cash requirements and achieve profitability; ability to attract and retain key employees; success of its strategy to concentrate its product offerings on high-risk, high-cost patients; ability to timely develop new products and enhance existing products; ability to compete in the competitive and rapidly evolving healthcare information technology industry; success of its marketing and consulting efforts and ability to effectively utilize its direct sales force; ability to protect proprietary information and to obtain necessary licenses on commercially reasonable terms; and ability to comply with and adopt products and services to potential changes in government regulation. Additional discussion of these and other factors affecting the Company's business is contained in the Company's periodic filings with the Securities and Exchange Commission.

All forward-looking statements in this press release are made as of the date of the release and are based on information available to the Company's management as of the date of the release. The Company undertakes no obligation to update any statement in this release to reflect information that becomes available to the Company after the date of this release.